EXHIBIT 99.1
                                 Form of Proxy

P
R
O                AIKEN COUNTY NATIONAL BANK
X     This Proxy is Solicited on Behalf of the Board of Directors
Y
                   Special Meeting, March __, 1995

 The undersigned stockholder of Aiken County National Bank, hereby revoking all previous proxies, hereby appoints _____________________ and ___________________ and either of them, the attorney or attorneys and proxy or proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Stockholders of Aiken County National Bank to be held March ___, 1995, at 10:30 a.m. at 142 Chesterfield Street, S.E., Aiken South Carolina and at any adjournments thereof, and to vote all shares of stock of Aiken County National Bank that the undersigned shall be entitled to vote at such meeting. Said proxies are instructed to vote on the matters set forth in the proxy statement as specified below.

1. To approve the Reorganization Agreement dated October 13, 1994, providing for the merger of Aiken County National Bank with and into Carolina First Bank, a wholly-owned subsidiary of Carolina First Corporation, and, in connection therewith, the conversion of each share of common stock of Aiken County National Bank into the right to receive
 1.125 shares of common stock of Carolina First Corporation.

       FOR  [ ]             AGAINST  [ ]               ABSTAIN  [ ]


2. In their discretion, the Proxies are authorized to vote upon such other business as may poperly come before the meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1 AS SPECIFIED ABOVE.

Please sign exactly as name appears on stock certificate. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held jointly, signature should appear for both names. If more than one trustee, all
should sign.   If stock is held by a corporation, please sign in full
corporate name by authorized officer and give title of office. This Proxy may be revoked any time prior to its exercise.


Dated:  ______________________, 1995

                                    Print Name (and title if appropriate)

                                    Signature

                                    Print Name (and title if appropriate)

                                    Signature

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE- PAID ENVELOPE.                                  1